EXHIBIT 32.1

Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Triarc Companies, Inc., a Delaware corporation (the “Company”), does hereby certify, to the best of such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended March 29, 2009 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 7, 2009

/s/ Roland C. Smith
Roland C. Smith
President and Chief Executive Officer

Date:  May 7, 2009
/s/Stephen E. Hare
Stephen E. Hare
Senior Vice President and Chief Financial Officer